Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Anheuser-Busch InBev SA/NV of our report dated 10 June 2016 relating to the financial statements of SABMiller plc, which appear in Newbelco SA/NV’s registration statement on Form F-4 dated 26 August 2016. We also consent to the reference to us under the heading “Experts” in this Anheuser-Busch InBev SA/NV Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom
19 March 2018